UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2010

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On October 22, 2010, the Registrant announced, pursuant to Rule 135c of the Securities Act of 1933, as amended, its intent to offer USD second-priority springing lien notes and EUR second-priority springing lien notes.

On October 27, 2010, the Registrant priced $635,000,000 aggregate principal amount of 9.0% Second-Priority Springing Lien Dollar Notes due 2021 at an issue price of 100%, plus accrued interest from the issue date, if any, and €150,000,000 aggregate principal amount of 9.5% Second-Priority Springing Lien Euro Notes due 2021 at an issue price of 100%. The closing of the offering of the notes is expected to occur on November 5, 2010 and is subject to customary conditions.

The Registrant is furnishing the information under this Item 7.01 in this Current Report on Form 8-K to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Registrant’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. Notwithstanding the foregoing, the information disclosed under Item 7.01 of this Current Report on Form 8-K is incorporated by reference in the Offer to Purchase dated October 22, 2010 of the Registrant with respect to any and all of its outstanding 9.75% Senior Notes due 2014, 9.00% Senior Notes due 2014 and 10.125% / 10.875% Senior Toggle Notes due 2014.

Item 8.01	Other Events

On October 26, 2010, Momentive Performance USA Materials Inc. and Momentive Performance Materials GmbH (together, the “Company”), subsidiaries of the Registrant, obtained $15 million of additional commitments from a financial institution to provide new revolving loans under a new or extended revolving facility (the “new revolving facility”) under the Company’s senior secured credit facilities. The total amount of commitments that have been obtained for the new revolving facility is $166.5 million (which includes $151.5 million of commitments previously announced). The commitments for the new revolving facility are subject to customary conditions and will take effect on the following date (the “commitment effective date”), as applicable: (1) in the case of a commitment party that is not an existing revolver lender, at the Company’s option, on or no more than five business days prior to December 3, 2012 (the “existing revolver maturity date”) or (2) in the case of a commitment party that is an existing revolver lender, the earlier of (A) the existing revolver maturity date or (B) in the event the Company obtains an amendment to its senior secured credit facilities that extends the revolver maturity date, the date on which such amendment becomes effective. The commitments for the new revolving facility will mature on December 3, 2014 (the “extended revolver maturity date”). In the event more than $500 million in term loans mature prior to 91 days after the extended revolver maturity date, the revolver loans outstanding under the new revolving facility must be repaid in full at least 91 days prior to such maturity date of such term loans and revolver loans may not be drawn thereunder until such term loans are repaid and/or their maturity date extended to a date not earlier than 91 days after the extended revolver maturity date. The new revolving facility, which cannot be drawn until the commitment effective date, will bear interest at a rate of LIBOR plus 4.75%. The Company intends to seek additional commitments from existing lenders and other financial institutions in order to obtain commitments to extend the full $300 million under the existing revolving credit facility. There can be no assurance that the Company will be able to obtain such commitments on terms that are acceptable or at all. The terms and conditions of the Company’s existing revolving credit facility remain in full force and effect and have not been altered by these new commitments.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns

Name:	Douglas A. Johns
Title:	General Counsel and Secretary

Date: October 27, 2010

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